UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2008


                              Wolf Resources, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                    0001328769                 20-2414965
(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)

     564 Wedge Lane, Fernley, Nevada                                89408
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (619) 923-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR240.14d-2(b))

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))
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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 28, 2008, we appointed Graeme McNeill as our president, C.E.O., treasurer, secretary and director. As part of the appointment, there was no arrangement or understanding between Mr. McNeill and any other persons pursuant to which he was selected as a director. Mr. McNeill replaces James Fitzsimons, who resigned as our director and officer on the same date. Mr. Fitzsimons resignation was not as a result of any disagreement on any matter relating to our operations, policies or practices.

Mr. McNeill has not been involved in any transaction with us. As well, we do not contemplate entering into any transaction with Mr. McNeill in the foreseeable future.

Since January 2008, Mr. McNeill, age 27, has been employed as a sales executive with Taiga Forest Products in Calgary Alberta. Prior to that, he worked from January 2007 to January 2008 as a sales executive and inventory specialist for Weyerhaeuser Company in Calgary. Mr. McNeill holds a Bachelor of Commerce degree that he obtained at Royal Roads University in Calgary, Alberta in August of 2006.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2008             Wolf Resources, Inc.


                                    By: /s/ Robert Roth
                                        ----------------------------------------
                                        Robert Roth, Director

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